Pricing Supplement No.88L Dated February 15, 2000      Rule 424(b)(2)
(To Prospectus dated February 11, 2000 and             File No's.333-94393
Prospectus Supplement dated February 11, 2000)             and 33-64261

THE CHASE MANHATTAN CORPORATION


[X]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[  ]	Subordinated Medium Term Notes , Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $255,000,000.00
	Issue Price: 100.00%
	Commission or Discount:$255,000.00
	Proceeds to Company:  $254,745,000.00
	Agent: CHASE SECURITIES INC

	Agent's Capacity:  [ ]     As agent    [x]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[x]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: FEBRUARY 18, 2000
	Stated Maturity:	   	FEBRUARY 15, 2002

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[X]	Fixed Rate Note:
    Interest Rate: 7.22%

[]Floating Rate Note:   CD[   ]   Commercial Paper Rate [   ]
			     Federal Fund Effective Rate [ ] CMT [ ]
			     LIBOR Telerate []  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [ ]

	Initial Interest Rate:

	Int.Determ.Dates:


	Interest Payment Dates: The 15th of August and February

 Interest  Reset Dates:


	Index Maturity:
	Spread (+/-):
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [ ]       No  [x]